                                                                    Exhibit 4(B)

                                 FIRST AMENDMENT
                                       TO
                                CREDIT AGREEMENT

                  This First Amendment ("Amendment") dated as of January 29, 1999, is made by and among AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation ("Company") and MARINE MIDLAND BANK, a bank organized under the laws of the State of New York, as Agent ("Agent"), MARINE MIDLAND BANK as a Lender ("Marine") and FLEET NATIONAL BANK, a bank organized under the laws of the United States of America, as a Lender ("Fleet").


                                    RECITALS
                                    --------

         1. The Company, Agent, Marine and Fleet are parties to a Credit Agreement dated August 31, 1998 ("Original Agreement"). Pursuant to the Original Agreement, the Company executed and delivered to Marine and Fleet the Revolving Notes and Foreign Currency Notes described in the Original Agreement and dated August 31, 1998. All capitalized terms used herein and not otherwise defined are used with their defined meanings as set forth in the Original Agreement.

         2. In December 1998, the Company advised the Agent, Marine and Fleet of certain proposed mergers involving various U.S. Subsidiaries of the Company which were also Guarantors under the Original Agreement, and requested the consent of the Agent and the Lenders thereto to the extent required under the Original Agreement.

         3. The Company also informed the Agent, Marine and Fleet of its intention to form a new Swedish limited liability company named API ELMO AB as a wholly-owned subsidiary of API Motion Inc. to acquire the assets of ELMO Industrier AB for a cash purchase price of approximately 193 Million Swedish Krona plus the assumption of liabilities owed to affiliates, financial institutions and trade creditors ("ELMO Acquisition"); requested the consent of the Agent and the Lenders thereto; and also requested the ability to borrow Swedish Krona from the Lenders as a Foreign Currency under the Original Agreement.

         4. The Company has also requested, and the Lenders desire to make available to the Company, the ability to add the Euro as a Foreign Currency under the Original Agreement now that the Euro has become a currency of the European Monetary Union, and to provide for borrowings in Euros as a substitute for any particular Foreign Currency after the date such Foreign Currency is replaced by the Euro as the lawful currency of a participating member state of the European Monetary Union.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         A.       CONDITIONS.

                  This Amendment shall be conditioned upon the following:

                  1. Delivery to the Agent and the Lenders of satisfactory evidence of the completion of the Mergers (as defined in Part B below).

                  2. Execution by the Company, the Agent, and the Lenders of this Amendment, and delivery of duplicate originals thereof to each of the foregoing parties.

                  3. Delivery to the Agent and the Lenders of satisfactory evidence of the completion of the ELMO Acquisition within fourteen (14) days after the date hereof.

                  4. Execution by each of the Post-Mergers Guarantors of this Amendment in order to make the reaffirmations set forth in Part E below, and delivery of duplicate originals thereof to each of the Agent and the Lenders.

         B.       CONSENTS.

                  1. The Agent and the Lenders hereby consent to the following mergers and name changes which occurred on or about December 30, 1998:

                           a.       The merger of API Heat Transfer Inc. into
API Airtech Inc., and the name change of API Airtech Inc. to API Heat Transfer Inc.

                           b.       The merger of API Portescap U.S. Inc. into
its parent API Portescap Inc.

                  2. The Agent and the Lenders hereby consent to the following mergers and name changes which occurred on or about December 31, 1998:

                           a.       The mergers of API Basco Inc., API Ketema
Inc. and API Schmidt-Bretten Inc. into API Heat Transfer Inc. formerly known as
 API Airtech Inc.

                           b.       The mergers of API Electronic Components
Inc. and API Delevan Inc. into API SMD Inc., and the change of name of API SMD Inc. to API Delevan Inc.

                           c.       The mergers of API Controls Inc., API
Deltran Inc., API Harowe Inc. and API Portescap Inc. into API Motion Inc.

                           d.       The merger of API AF Corporation into API
Development Corporation.

All of the foregoing mergers are hereby referred to collectively as the "Mergers".

                  3. Based on the documentation received from the Company with respect to the terms of the ELMO Acquisition, the Agent and the Lenders hereby consent to the ELMO Acquisition in accordance with the provisions of Section 6.5 of the Original Agreement.

         C.       AMENDMENTS.

                  The Original Agreement is hereby amended as follows:

                  1. The following definitions are added to Section 1.1 of the Original Agreement in the appropriate places in alphabetic sequence:

                  "EURO" - the legal currency of the European participating member states which participate in the European Monetary Union.

                  "EUROPEAN CURRENCY" - a currency (other than the Euro) of a "participating member state" as described in the legislative measures of the European Council for the introduction of, changeover to or operation of the European Monetary Union, including but not limited to the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty which was signed on February 7, 1992 and came into force on November 1, 1993, all as amended, modified or supplemented from time to time.

                  "SWEDISH KRONA" - the lawful currency of Sweden.

                  2. The existing definition of "FOREIGN CURRENCY" and "FOREIGN CURRENCIES" is deleted in its entirety and replaced by the following:

                  "FOREIGN CURRENCY" or "FOREIGN CURRENCIES" - any or all of: French Francs, Swiss Francs, Deutsche Marks, Japanese Yen,
Pounds Sterling, Swedish Krona, Canadian Dollars, and the Euro.

                  3. The following Sections 10.12 and 10.13 are hereby added to the Original Agreement:

                  Section 10.12. EUROPEAN MONETARY UNION. If, in the reasonable judgment of the Agent, as a result of the implementation of the European Monetary Union, (A) any European Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or (B) any European Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such European Currency as lawful currency of such nation, such European Currency shall cease to be a Foreign Currency hereunder and the Agent shall give prompt notice to the Company and each Lender that, on the date any Foreign Currency Advance denominated in such European Currency would become due under the terms of this Agreement the Company shall repay such Foreign Currency Advance by paying to each Lender an amount in the Euro equal to the amount determined in good faith by such Lender (which determination shall be conclusive absent manifest error) necessary to compensate such Lender for the principal of and accrued interest on such Foreign Currency Advance being repaid in the Euro (rather than in the denominated Foreign Currency) as determined by converting the amount payable in such European Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European Monetary Union. Prior to the occurrence of the event or events described in paragraphs (A) and (B) of the first sentence of this section, each amount payable under this Agreement in any European Currency shall, except as otherwise provided herein, continue to be payable only in such European Currency. The Company affirms and agrees that neither the fixation of the exchange rate of any European Currency against the Euro as recognized by the European Central Bank for the purpose of implementing European Monetary Union, nor the conversion of any Foreign Currency Advance denominated in any European Currency to a Foreign Currency Advance denominated in the Euro will be (A) a reason for the early termination or the revision or reformation, in whole or in part, of this Agreement or any other Loan Document, or (B) create any liability of any Lender toward the Company or any other Lender for any direct, consequential, or other loss arising from the occurrence of the event or events described in paragraphs
(A) and (B) of the first sentence of this section.

                  Section 10.13. EURO AMENDMENTS. Upon the implementation of the Euro resulting in a change in any European Currency in which the Company is permitted to request a Foreign Currency Advance under this Agreement, this Agreement, including without limitation, the definition of LIBOR contained herein, will be amended to the extent determined by the Agent and the Lenders, acting reasonably and in consultation with the Company, to be necessary to reflect the change in currency and to put the Agent, each Lender and the Company in the same position, so far as possible that they would have been in if no change in currency had occurred. The Company hereby agrees to execute and deliver to the Agent and each Lender such amendments to this Agreement as the Agent and each Lender may reasonably request in order to carry out the intent of this Section 10.13.

                  4. Existing Schedules 4.11 and 4.15 to the Original Agreement are deleted and Schedules 4.11 (1999) and 4.15 (1999) attached hereto as Exhibits A and B are hereby substituted in their place.

                  5. The existing form of Schedule to the Foreign Currency Notes is hereby replaced by the form of Schedule attached hereto as Exhibit C.


         D.       REPRESENTATIONS AND WARRANTIES.

                  1. The Company hereby represents and warrants to the Agent and the Lenders that:

                           a.       No default or Event of Default exists under
the Original Agreement.

                           b.       The Mergers all occurred on the dates and as
described in Part B hereof.

                           c.       The Original Agreement, except as
specifically modified by this Amendment, remains in full force and effect.

                           d.       The Mergers, the ELMO Acquisition, and the
making and performance of this Amendment by the Company and the Post-Mergers Guarantors, have been duly authorized by all required corporate and shareholder action.

         E. REAFFIRMATIONS. By their execution of this Amendment, each of the Post-Mergers Guarantors hereby reaffirms the granting, and continuing effectiveness, of their respective Guaranty and further agrees that the Net Worth amounts set forth in the last sentence of their respective Guaranty is replaced by the amount set forth below next to such Guarantor's name:

                  Guarantor                                     Net Worth*
                  ---------                                     ----------
                  API Motion Inc.                             $46,000,000
                  API Heat Transfer Inc.
                  (formerly API Airtech Inc.)                  19,500,000
                  API Gettys Inc.                    greater than 460,000 less than
                  API Delevan Inc.
                  (formerly API SMD Inc.)                       5,800,000
                  API Development Corporation                   3,500,000

                 *Calculated based on November 30, 1998 figures, but
                  reflecting the effect of the Mergers.

         F.       OTHER PROVISIONS.

                  1. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Amendment.

                  2. This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws.


                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

                                       AMERICAN PRECISION INDUSTRIES INC.


                                       By  /S/ Bruce Mch. Kirchner
                                           ------------------------------
                                                Bruce McH. Kirchner
                                                 Vice President and Chief
                                                 Financial Officer

                                       MARINE MIDLAND BANK, as Agent


                                       By  /S/ Robert J. Mcknight
                                           ------------------------------
                                                Robert J. McKnight
                                                  Vice President

                                       MARINE MIDLAND BANK, as a Lender


                                       By  /S/ Robert J. Mcknight
                                           ------------------------------
                                                Robert J. McKnight
                                                  Vice President

                                       FLEET NATIONAL BANK, as a Lender


                                       By  /S/ John G. Tierney
                                           ------------------------------
                                                John G. Tierney
                                                  Vice President
Agreed as of this 29th day of
January, 1999:

API MOTION INC.                        API GETTYS INC.

BY /S/ DEBORAH K. PAWLOWSKI            BY /S/ DEBORAH K. PAWLOWSKI
   ------------------------            ---------------------------
   DEBORAH K. PAWLOWSKI                   DEBORAH K. PAWLOWSKI
   SECRETARY                              SECRETARY

API HEAT TRANSFER INC.                 API DELEVAN INC.

BY /S/ DEBORAH K. PAWLOWSKI            BY /S/ DEBORAH K. PAWLOWSKI
   ------------------------            ---------------------------
   DEBORAH K. PAWLOWSKI                   DEBORAH K. PAWLOWSKI
   SECRETARY                              SECRETARY

API DEVELOPMENT CORPORATION

BY /S/ DEBORAH K. PAWLOWSKI
   ------------------------
   DEBORAH K. PAWLOWSKI
   SECRETARY

                                    EXHIBIT A
                                    ---------

                              SCHEDULE 4.11 (1999)

                      SUBSIDIARIES - OTHER THAN GUARANTORS


                    American Precision Industries (U.K.) Ltd.
                               API-FS Corporation
                               API of Canada Inc.
                             Nitta-Apitron Co. Ltd.
                           API Harowe (St. Kitts) Ltd.
                          API Deltran (St. Kitts) Ltd.
                      API Schmidt Bretten Beteiligungs GmbH
                       API Schmidt Bretten Verwaltung GmbH
                        API Schmidt-Bretten GmbH & Co. KG
                         Schmidt-Bretten Nederland B.V.
                                   API ELMO AB
                               Portescap U.S. Inc.
                                 Portescap S.A.
                          Portescap International S.A.
                            API Portescap (U.K.) Ltd.
                         API Portescap Deutschland GmbH
                          API Portescap Scandinavia AB
                          API Portescap Polska SP.zo.o.
                            API Portescap France S.A.
                            API Portescap Japan Ltd.
                                API Positran Ltd.

                                    EXHIBIT B
                                    ---------

                              SCHEDULE 4.15 (1999)

                         INDEBTEDNESS FOR BORROWED MONEY


I.       INDEBTEDNESS OF AMERICAN PRECISION INDUSTRIES INC.


         1. All agreements and other documents to which the Company is a party listed on the Index to the Wyoming County Industrial Development Agency $2,800,000 Marine Midland Adjustable Rate Service (MMars) 1988 Industrial Development Revenue Bonds, Series A (American Precision Industries Inc. Facility) Closing Binder.

         2. All agreements and other documents to which the Company is a party listed on the Index to the Wyoming County Industrial Development Agency $6,600,000 Marine Midland Adjustable Rate Service (MMars) 1995 Industrial Development Revenue Bonds, Series A (American Precision Industries Inc. Facility) Closing Binder.

         3. All agreements and other documents to which the Company is a party listed in the Table of Contents in the Grand Prairie Industrial Development Authority $6,000,000 Marine Midland Adjustable Rate Service (MMars) Industrial Development Revenue Bonds, Series 1996 (Precision/API Ketema Project) Closing Binder.

II.      INDEBTEDNESS OF SUBSIDIARIES OF AMERICAN PRECISION
         INDUSTRIES INC.

         1.       All agreements and other documents to which API
                  Schmidt-Bretten Beteiligungs GmbH and Landesgirokasse are parties on a DM 13,000,000 credit facility, of which DM 9,086,792 was in use as of November 30, 1998.

         2.       All agreements and other documents to which API
                  Schmidt-Bretten GmbH & Co. KG and Landesgirokasse are parties for a DM 2,000,000 line of credit.

         3.       All agreements and other documents to which API
                  Schmidt-Bretten GmbH & Co. KG and Sparkasse Bruchsal- Bretten are parties for a DM 3,000,000 line of credit.

         4. As of November 30, 1998, DM 836,664 of the lines of credit described in paragraphs 2 and 3 above was in use.

         5. All agreements and other documents to which Portescap and certain of its subsidiaries are parties with several banks in Switzerland, the United Kingdom, Germany and France. At November 30, 1998, total borrowing under these arrangements was approximately CHF 19,487,000.

         6. A credit facility between API ELMO AB and Skandinaviska Enskilda Banken, effective upon the acquisition of the assets of ELMO Industrier AB by API ELMO AB. The credit facility is for a total of 46,000,000 Swedish Krona ("SEK"), of which, effective at the closing of the acquisition of ELMO Industrier AB, 44,200,000 SEK will be outstanding, of which 33,000,000 SEK will be secured by real estate; in addition, the facility will be guaranteed by API Motion Inc.

                                    EXHIBIT C
                                    ---------


                                    SCHEDULE

               FOREIGN CURRENCY ADVANCES AND PAYMENTS OF PRINCIPAL

====================================================================================================================================
                                       AMOUNT OF
                     DATE LOAN         LOAN MADE,                                            AMOUNT OF       AGGREGATE
                     MADE, CON-        CONTINUED           LIBOR RATE                        PRINCIPAL       UNPAID         NOTATION
APPLICABLE           TINUED OR         OR                  PERIOD              DUE           PAID OR         PRINCIPAL      MADE BY
CURRENCY*            CONVERTED         CONVERTED           DATES,              DATE          PREPAID         BALANCE        AND DATE
------------------------------------------------------------------------------------------------------------------------------------


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

     *Specify:  French Francs, Swiss Francs, Deutsche Marks, Swedish Krona,
                         Euro, Japanese Yen, Pounds Sterling or Canadian Dollars